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                                                                    EXHIBIT 23.4

                                    CONSENT

We consent to the reference to our firm and to the summary of our opinion under the caption "Certain Tax Considerations Under the Laws of Switzerland" and to the inclusion of our opinion dated 8 November 2000 as an exhibit to the Registration Statement (Form F-1 No. 333-46930) and related Prospectus of UBS AG for the registration of Debt Securities.


                                          Ernst & Young Ltd.


                                          By: /s/ ALFRED PREISIG
                                            ------------------------------------
                                              Name: Alfred Preisig
                                              Title: Partner Tax

                                          By: /s/ URS BRUGGER
                                            ------------------------------------
                                              Name: Urs Brugger
                                              Title: Partner Tax

Zurich, Switzerland
8 November 2000